EXHIBIT 23.2

CONSENT

Fraser and Company
Barristers and Solicitors
1200 - 999 West Hastings Street,
Vancouver, BC, Canada
V6C 2W2
Phone (604) 669-5244
Fax (604) 669-5791

We hereby consent to the inclusion of our name in connection with the Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Capital Mineral Investors, Inc.

Dated this 21st day of July, 2003.

Yours truly,

FRASER AND COMPANY

By: /s/ "Ailin Wan"

Ailin Wan